EXHIBIT 23.11


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of HFS Incorporated of our report dated April 25, 1996 relating to the consolidated financial statements of Avis, Inc., which appears in the Current Report on Form 8-K of HFS Incorporated. We also consent to the reference to us under the heading "Experts" in such Prospectus.


    /s/ Price Waterhouse LLP
    New York, New York
    August 23, 1996